Exhibit 99.1


      Ami logo


FOR IMMEDIATE RELEASE
      CONTACT:  TRUDY M. SELF
                SELF & ASSOCIATES
                (909) 336-5685

                                        ADVANCED MEDICAL INSTITUTE INC.
                                        ANNOUNCES RESULTS FOR THE FIRST QUARTER
                                        ENDED SEPTEMBER 30, 2005

      SYDNEY, AUSTRALIA--OCTOBER 31, 2005-- Advanced Medical Institute Inc. (AVMD.PK), a leading provider of treatment for erectile dysfunction (ED) and premature ejaculation (PE) treatment in Australia, announced results for the first quarter for fiscal year 2006, ended September 30, 2005. All figures are in U.S. dollars.

      Revenues for the quarter ended September 30, 2005 were $5.1 million compared with revenues of $2.8 million in the first quarter of fiscal 2005, an increase of 79%. Forward sales or unearned revenues were an additional $3.0 million for the first quarter of the fiscal year compared with forward sales of $1.8 million in the prior year period, an increase of 114.6% percent. Forward or unearned sales are reported as deferred income when sales contracts are executed and those sales contracts exceed three months. Costs associated with these contracts, including the delivery of three months medication to patients on signing, are expensed as they occur. Deferred income from these contracts is amortized on a straight-line basis over the term of the contracts, often one year.

      Costs of revenues rose to $1.9 million for the first quarter of fiscal year 2006 compared with costs of revenues of $850,000 in the prior year period. SG&A, including advertising, rose primarily as a result of increased advertising to the premature ejaculation market and increased costs relating to increasing revenues, to $3,558,000 for the quarter ended September 30, 2005 compared with SG&A of $1,780,000 for the quarter ended September 30, 2004.

      Gross profit was $3,184,000, or 62.5%, for the quarter ended September 30, 2005 compared with gross profit of $1,983,000, or 70.0%, in the prior year period. The decrease in the percentage of gross profit is primarily due to the increase in medical consultation fees resulting from an increasing number of patients served. Net loss after tax was ($391,000) or ($.02) per fully diluted share of common stock compared with net profit after tax of $288,000 or $.01 per fully diluted share of common stock in the first quarter of fiscal 2005. AVMD recognizes all expenses on the date they are incurred regardless of whether they relate to recognized or unearned revenue whereas unearned revenue (which is generated by current expenses) is unable to be recognized in the current period.

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      "We are very pleased with the strong growth in revenues in the first quarter of fiscal 2006 and the month on month revenue growth resulting from our additional focus on the PE market," said Dr. Jack Vaisman, Chief Executive Officer, President and Chairman of the Board of Directors of AVMD. "In the quarter ended September 30, 2005, the number of ED patients increased 32% and the number of PE patients increased 231% compared to the same period during fiscal 2005. As a significant percentage of the costs associated with this patient growth was reported in Q1, we look forward to returning to profitability as we expect that the deferred revenue from these patient contracts is reported in the second and subsequent quarters this year," he added.

      "We are also pleased with the initial results of our program outreach in New Zealand and the results of our R & D efforts to deliver better and more effective treatment delivery systems. We look forward to continuing to report our progress in upcoming quarters," stated Dr. Vaisman.

      ABOUT THE COMPANY

      Advanced Medical Institute Inc., (AVMD.PK), headquartered in Sydney Australia, is a leading provider of treatment programs for erectile dysfunction and premature ejaculation in Australia. The Company operates 17 treatment clinics in Australia, has more than 140 employees, including 25 medical personnel and, since its inception, has provided treatment to more than 250,000 patients. Advanced Medical Institute and its predecessor companies began treating PE and ED patients successfully in 1993, 6 years prior to the Australian launch of Viagra in 1999. For more information, visit the company's website at: http://www.avmd.com.au.

      This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the company's operations and financial performance and condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others, the impact of competitive products and pricing; changes in consumer preferences and tastes or perceptions of health-related issues; effectiveness of advertising or market-spending programs; changes in laws and regulations; fluctuations in costs of production, foreign exchange and interest rates; and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.

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STATEMENTS OF INCOME


                                                   SEPTEMBER 30,   SEPTEMBER 30,
                                                       2005              2004
                                                   ------------    -------------

TOTAL REVENUE                                      $  5,094,700    $  2,832,816

COST OF REVENUE                                      (1,910,514)       (849,784)
                                                   ------------    -------------

GROSS PROFIT                                          3,184,186       1,983,032
                                                   ------------    -------------


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Employee benefits                                      (406,641)       (132,585)
Depreciation                                            (21,764)        (19,066)
Advertising                                          (1,563,385)       (812,856)
Consultancy Fees                                       (178,825)       (127,610)
Contract Work                                           (10,127)        (45,933)
Rent                                                   (284,771)       (162,022)
Call Centre Charges                                    (176,651)        (62,765)
Legal expenses                                         (207,812)        (57,767)
Research and development expenses                       (31,286)             --
Telephone expenses                                     (108,564)       (136,192)
Commissions                                            (176,098)        (28,220)
Traveling expenses                                      (53,025)        (19,983)
Other expenses from ordinary activities                (339,053)       (175,168)
                                                   ------------    -------------

TOTAL SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                             (3,558,002)     (1,780,167)
                                                   ------------    -------------

OTHER INCOME AND EXPENSE
Rental income                                            12,933           5,540
Bank interest                                             2,691           1,704
Sundry income                                               379              --
Provision for doubtful debt written back                     --         211,845
Borrowing costs                                          (1,246)        (10,118)
                                                   ------------    -------------

TOTAL OTHER INCOME AND EXPENSE                           14,757         208,971
                                                   ------------    -------------

NET INCOME (BEFORE INCOME TAX EXPENSE)                 (359,059)        411,836

INCOME TAX EXPENSE                                      (32,207)       (123,550)
                                                   ------------    -------------

NET INCOME                                             (391,266)        288,286

NET INCOME ATTRIBUTABLE TO OUTSIDE EQUITY
INTERESTS                                                 4,527              --
                                                   ------------    -------------

NET INCOME ATTRIBUTABLE TO THE MEMBERS OF THE
PARENT ENTITY                                          (386,739)        288,286
                                                   ============    =============

NET INCOME PER SHARE, BASIC                        ($      0.02)   $       0.01
                                                   ============    =============

WEIGHTED AVERAGE NUMBER OF SHARES                    25,034,014      25,000,000
                                                   ============    =============


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